UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2014

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV  26554-2777
(Address of Principal Executive Offices) (Zip Code)

304-363-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 20, 2014, MVB Financial Corp. (“MVB” or the “Company”) held its 16th Annual Meeting of Shareholders.

The Proxy Committee certified that 4,230,416 or 53.9% of the 7,844,664 outstanding voting shares of MVB were represented in person or by proxy and that in accordance with the Bylaws, a quorum was present.

The results of the proxy voting rounded to the nearest number of whole shares are as follows:

Proposal 1:  “To elect six directors for a three-year term (ending at the Company’s annual meeting in 2017).”

The following votes were cast in the proposal regarding Director Nominees:

	FOR	AGAINST or WITHHELD	Broker Non- Votes
Stephen R. Brooks	3,918,016	50,795	261,605
James J. Cava, Jr.	3,910,217	58,594	261,605
Gayle C. Manchin	3,767,851	200,960	261,605
Larry F. Mazza	3,880,825	87,986	261,605
Nitesh S. Patel	3,884,668	84,142	261,605
Jimmy D. Staton	3,884,626	84,185	261,605

Proposal 2:  “To approve a non-binding advisory proposal on the compensation of the Named Executive Officers.”

The following votes were cast:

FOR	AGAINST or WITHHELD	ABSTAIN	Broker Non- Votes
3,638,084	173,756	156,970	261,605

Proposal 3:  “To ratify the appointment of Dixon Hughes Goodman, LLP as the independent registered accounting firm for MVB for the year 2014.”

The following votes were cast:

FOR	AGAINST or WITHHELD	ABSTAIN	Broker Non- Votes
4,198,414	2,368	29,633	0

Item 7.01              Regulation FD Disclosure

On May 20, 2014, the Board of Directors of MVB declared a cash dividend of $0.04 per share to shareholders of record May 30, 2014, payable June 16, 2014.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(d)  Exhibits:

99.1  Press Release announcing cash dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp
By	/s/ Larry F. Mazza
Larry F. Mazza
President & Chief Executive Officer

Date:  May 21, 2014

Exhibits

Exhibit Number	Description

99.1	Press Release announcing cash dividends